EXHIBIT 99.1

PRESS RELEASE

THE CHEESECAKE FACTORY COMPLETES

FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION

FOR IMMEDIATE RELEASE	CONTACT: JILL PETERS
(818) 871-3000

Calabasas Hills, CA – December 8, 2006 – The Cheesecake Factory Incorporated (Nasdaq: CAKE) today filed with the Securities and Exchange Commission all of its outstanding filings, including the Company’s restated financial statements on Form 10-K/A for the fiscal year ended January 3, 2006 and Form 10-Q/A for the quarter ended April 4, 2006; and its Quarterly Reports on Form 10-Q for the quarters ended July 4, 2006 and October 3, 2006.  The Company is now current in its filings and will notify The Nasdaq Stock Market that it is in compliance with the filing requirements for continued listing on The Nasdaq Global Select Market.

In finalizing its restated financial statements for the prior fiscal year, which ended on January 3, 2006, the Company made certain adjustments to the second and third quarter fiscal 2005 financial statements that were provided for comparative purposes in the Company’s press release of November 30, 2006.  These adjustments relate solely to the Company’s accounting treatment of gift cards.  A reconciliation of the adjustments made to the prior year financial statements is attached to this press release and a comprehensive analysis is provided in the Company’s Annual Report on Form 10-K/A, which was filed today.  The Company is also providing consolidated statements of operations for each quarter of fiscal 2005 as an attachment to this press release, for ease of reference.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated operates 119 upscale, casual dining restaurants under The Cheesecake Factory® name that offer an extensive menu of more than 200 items with an average check of approximately $17.00.  The Company also operates two bakery production facilities that produce over 50 varieties of quality cheesecakes and other baked products for the Company’s restaurants and for other leading foodservice operators, retailers and distributors.  Additionally, the Company operates eight upscale, casual dining restaurants under the Grand Lux Cafe® name; one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida; and licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® name.  For more information about The Cheesecake Factory Incorporated, please visit thecheesecakefactory.com.

The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  Certain of the Company’s directors and certain of its current and former officers are defendants in eight lawsuits relating to the Company’s stock option grants.  These actions are in the preliminary stages, and the Company cannot provide assurance that their ultimate outcome will not have a material, adverse affect on the Company’s business, financial condition or results of operations.  The staff of the Securities and Exchange Commission has informed the Company that it is conducting an informal inquiry into the Company’s stock option grants.  The outcome of this inquiry could have a material, adverse affect on the Company’s business, financial condition or results of operations.  The Company is considering the application of Section 409A of the Internal Revenue Code to those options for which it incorrectly applied the measurement date as defined in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.”  It is possible that these options will not be treated as having been granted at fair market value for federal income tax purposes and thus subject to Section 409A.  Accordingly, the Company may adopt remedial measures to address the application of Section 409A, but it does not currently know what the impact of any remedial measures, if adopted, would have on its results of operations, financial position or cash flows.  The Company received an initial Staff Determination letter from The Nasdaq Stock Market on August 17, 2006 and a second Staff Determination letter on November 15, 2006 indicating that the Company is not in compliance with the filing requirements for continued listing under Marketplace Rule 4310(c)(14) as a result of the Company’s inability to file its Quarterly Report on Form 10-Q for the second and third quarters of fiscal 2006 by the prescribed due dates.  Although the Company appealed the initial Staff Determination at a hearing before the Nasdaq Listing Qualifications Panel on September 27, 2006 and responded to the second Staff Determination in writing on November 22, 2006, there is no assurance that the Panel will grant the Company’s request for continued listing.  Until a decision is made by the Panel, the Company’s common stock will remain listed on The Nasdaq Global Select Market.  Forward-looking statements speak only as of the dates on which they were made.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the Securities and Exchange Commission.

Summary of Adjustments to Previously Issued Consolidated Financial Statements

The Company recognizes a liability upon the sale of a gift card and recognizes revenue when the gift card is redeemed in one of the Company’s restaurants or on its website.  Beginning in fiscal 2001, the Company adjusted the gift card liability upon the sale of a gift card for the estimated portion of the gift card value that would not be redeemed (“breakage”).  The Company has now determined that the appropriate accounting is to record breakage ratably over the estimated time period that its gift cards are generally redeemed and that no breakage should be recognized until there is sufficient history to establish the estimated redemption period. As a result, the Company is restating the periods from fiscal 2001 through the second quarter of fiscal 2005 to reverse breakage that was previously recognized since it did not have sufficient data to estimate the redemption periods.  For the third quarter of fiscal 2005, the Company is restating to recognize breakage both cumulatively and prospectively over a 36-month period based on an ability to estimate breakage due to a full cycle of redemptions being tracked since fiscal 2002.  As part of this restatement, the Company is also correcting its classification of breakage income.  The adjustment to the gift card liability account for breakage was previously classified as a reduction of general and administrative expenses in its consolidated statements of operations.  As part of this restatement, the Company is reclassifying gift card breakage to revenue.  The impact of these breakage related adjustments on the second and third quarters of fiscal 2005, as provided in the Company’s press release dated November 30, 2006, is reflected in the tables below.

Selected Statement of Operations Data	13 Weeks Ended June 28, 2005	13 Weeks Ended June 28, 2005	13 Weeks Ended September 27, 2005	13 Weeks Ended September 27, 2005
(in thousands, expect per share data):	(as reported on November 30, 2006)	(restated)	(as reported on November 30, 2006)	(restated)
Revenues	$288,499	$288,336	$293,972	$296,873
General and administrative expenses	12,626	12,624	14,049	14,050
Total costs and expenses	254,062	254,060	261,943	261,944
Income from operations	34,437	34,276	32,029	34,929
Income before income taxes	35,514	35,353	33,276	36,176
Income tax provision	12,349	12,293	11,571	12,572
Net income	$23,165	$23,060	$21,705	$23,604

Net income per share:
Basic	$0.30	$0.29	$0.28	$0.30

Diluted	$0.29	$0.29	$0.27	$0.29

The Cheesecake Factory Incorporated and Subsidiaries

Consolidated Financial Statements

(unaudited; in thousands, except per share and statistical data)

	13 Weeks Ended March 29, 2005		13 Weeks Ended June 28, 2005		13 Weeks Ended September 27, 2005		13 Weeks Ended January 3, 2006
	(restated)		(restated)		(restated)		(restated)
Consolidated Statements of Operations	Amounts	Percent of Revenue	Amounts	Percent of Revenue	Amounts	Percent of Revenue	Amounts	Percent of Revenue

Revenues	$268,224	100.0%	$288,336	100.0%	$296,873	100.0%	$328,620	100.0%
Costs and expenses:
Cost of sales	68,918	25.7%	74,357	25.8%	74,660	25.2%	84,954	25.9%
Labor expenses	83,096	31.0%	89,859	31.2%	90,986	30.6%	100,232	30.5%
Other operating expenses	61,962	23.1%	64,439	22.3%	67,102	22.6%	74,750	22.7%
General and administrative expenses	11,875	4.4%	12,624	4.4%	14,050	4.7%	14,978	4.6%
Depreciation and amortization expenses	10,203	3.8%	10,654	3.7%	11,386	3.8%	12,934	3.9%
Preopening costs	4,393	1.6%	2,127	0.7%	3,760	1.3%	8,013	2.4%
Total costs and expenses	240,447	89.6%	254,060	88.1%	261,944	88.2%	295,861	90.0%
Income from operations	27,777	10.4%	34,276	11.9%	34,929	11.8%	32,759	10.0%
Interest income, net	796	0.3%	928	0.3%	1,133	0.4%	1,061	0.3%
Other income, net	137	0.0%	149	0.1%	114	0.0%	157	0.0%
Income before income taxes	28,710	10.7%	35,353	12.3%	36,176	12.2%	33,977	10.3%
Income tax provision	9,984	3.7%	12,293	4.3%	12,572	4.2%	11,419	3.4%
Net income	$18,726	7.0%	$23,060	8.0%	$23,604	8.0%	22,558	6.9%

Basic net income per share	$0.24		$0.29		$0.30		$0.29
Basic weighted average shares outstanding	78,006		78,211		78,511		78,705

Diluted net income per share	$0.23		$0.29		$0.29		$0.28
Diluted weighted average shares outstanding	79,925		80,067		80,235		80,467

Selected Segment Information
Revenues:
Restaurants	$254,790		$276,017		$282,537		$308,809
Bakery	22,324		21,265		23,368		31,637
Intercompany bakery sales	(8,890)		(8,946)		(9,032)		(11,826)
	$268,224		$288,336		$296,873		$328,620

Income from operations:
Restaurants	$35,744		$43,973		$44,534		$40,585
Bakery	3,882		2,783		4,517		6,745
Corporate	(11,849)		(12,480)		(14,122)		(14,571)
	$27,777		$34,276		$34,929		$32,759

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